Exhibit 10.7

Amended and Restated Shareholder Voting Rights Trust Agreement

This agreement is executed by the following parties in Beijing on January 30, 2013:

Geng Xiaohua: a shareholder of Beijing iQIYI Science & Technology Co., Ltd., holding 100% of the shares;

Beijing QIYI Century Science & Technology Co., Ltd.: a foreign invested limited liability company incorporated and validly existing according to the laws of China (“QIYI Century”)

Whereas,

Geng Xiaohua and QIYI Century entered into the Shareholder Voting Rights Trust Agreement dated December 1, 2011 on February 15, 2012, whereby Geng Xiaohua irrevocably entrusts the persons designated by QIYI Century to represent him to exercise the shareholder voting rights and all the shareholder rights he enjoys provided by the law and the articles of association at the shareholders’ meetings of Beijing iQIYI Science & Technology Co., Ltd. (previously known as Beijing Xinlian Xinde Advertisement Media Co., Ltd.).

Therefore, the parties reach the following contract for their observation upon consensus through negotiation:

Article 1

Geng Xiaohua agrees to irrevocably entrust the persons designated by QIYI Century to represent him to exercise at the shareholders’ meetings of Beijing iQIYI Science & Technology Co., Ltd. the shareholder voting rights and all the shareholder rights he enjoys provided by the law and the articles of association, including but not limited to: sale or transfer of the equity held by Geng Xiaohua in Beijing iQIYI Science & Technology Co., Ltd. in whole or in part, convening, attending and chairing the shareholders’ meetings as a proxy of the shareholder of Beijing iQIYI Science & Technology Co., Ltd. at the shareholders’ meetings, electing and replacing executive directors, supervisors, or managers, deliberating on and approving the company’s plans for profit distribution and loss recovery, making resolutions on the company’s merger, division, liquidation or change of corporate form, determining the company’s plan for operation and investment, as well as amending the company’s articles of association.

Article 2

QIYI Century agrees to designate relevant persons to accept the entrustment granted by Geng Xiaohua according to Article 1 hereof and to exercise on its behalf the voting rights and other shareholder’s rights according to the provisions hereof.

Article 3

Geng Xiaohua hereby confirms the sub-authorization by QIYI Century, and that he shall entrust the persons designated by QIYI Century to exercise all of his shareholder voting rights and other shareholder rights, regardless of what changes occur to his equity in Beijing iQIYI Science & Technology Co., Ltd.

Article 4

Geng Xiaohua hereby confirms that, if QIYI Century cancels the designation of relevant persons, he will immediately revoke the entrustment and authorization to such persons, and will authorize other person designated by QIYI Century according to the designation of QIYI Century to exercise all of Geng Xiaohua’s shareholder voting right and other shareholder rights at the shareholders’ meetings of Beijing iQIYI Science & Technology Co., Ltd.

Article 5

This Agreement shall become effective on November 23, 2012.

Article 6

During the period in which Geng Xiaohua holds equity in Beijing IQIYI Science & Technology Co., Ltd, unless this Agreement provides otherwise, this Agreement is irrevocable and remains effective, as from November 23, 2012.

Article 7

This Agreement is irrevocable, and its amendment and/or rescission shall be subject to the unilateral written consent of QIYI Century.

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[Signature Page]

Geng Xiaohua

Signature: /s/ Geng Xiaohua

Beijing QIYI Century Science & Technology Co., Ltd.

[Company seal is affixed]

Authorized Representative: Gong Yu

Signature: /s/ Gong Yu

Agree and accept this Agreement:

Beijing iQIYI Science & Technology Co., Ltd.

[Company seal is affixed]

Authorized Representative:

Signature: /s/ Geng Xiaohua

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